                                                                   EXHIBIT 10.61

                          AMENDMENT NO. 1 AND WAIVER TO
                               FINANCING AGREEMENT

                  AMENDMENT NO. 1 AND WAIVER, dated as of April 23, 2004 (this "Amendment") to the Financing Agreement, dated as of February 25, 2004 (the "Financing Agreement"), by and among Oglebay Norton Company, an Ohio corporation, as a debtor and debtor-in-possession (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto, each as a debtor and debtor-in-possession (each a "Guarantor" and collectively, the "Guarantors"), the lenders party thereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent and syndication agent for the Lenders and as co-lead arranger (in such capacities, the "Collateral Agent"), General Electric Capital Corporation, a Delaware corporation ("GE Capital"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), and GECC Capital Markets Group, Inc., as co-lead arranger.

                  WHEREAS, the Borrower, the Guarantors, the Lenders and the Agents have agreed to certain amendments and waivers to the Financing Agreement (including a reduction of the Total Commitment from $75,000,000 to $70,000,000) on the terms and conditions hereinafter set forth;

                  Accordingly, the Borrower, the Guarantors, the Lenders and the Agents hereby agree as follows:

                  1. Definitions. All terms used herein which are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

                  2.       Amendments.

                           (a)      Section 1.01 of the Financing Agreement is
hereby amended by adding the following definitions in the appropriate alphabetical order:

                                    "'Commitment Letter Note' means the Senior
                  Promissory Note dated February 23, 2004 in the original principal amount of $4,325,000 jointly and severally made by the Loan Parties in favor of Silver Point."

                                    "'Consolidated EBITDA' means, with respect
                  to any Person for any period, the sum of (a) the net income
                  (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination thereof (without duplication) (i) any extraordinary or non-recurring gains or non-cash losses or gains or losses from Dispositions, (ii) non-cash restructuring charges and cash restructuring charges related to professional and advisory fees in respect of the transactions contemplated by this Agreement, and (iii) effects of discontinued operations; and (b) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in clause (a) above with respect to such

                  Person for such period: (i) Consolidated Net Interest Expense,
                  (ii) income tax expense, (iii) depreciation expense, and (iv) amortization expense, (v) non-cash depletion, and (vi) non-cash accretion."

                                    "'Consolidated Net Interest Expense' means,
                  with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP."

                                    "'Excess Availability' means, at any time,
                  the difference between (i) Availability and (ii) the sum of
                  (A) the aggregate outstanding principal amount of all Loans,
                  (B) the then outstanding Letter of Credit Obligations, (C) the aggregate amount, if any, of all post-petition trade payables of the Borrower and its Subsidiaries aged in excess of 70 days past the original invoice due date of such post-petition trade payables, and (D) all held checks, provided that, the amounts for clauses (C) and (D) hereof shall be determined on Tuesday of each week and measured as of the Friday of the immediately preceding week."

                           (b)      Clause (ii) of the definition of "Borrowing
Base" in Section 1.01 of the Financing Agreement is hereby amended by deleting the amount "$5,000,000" and substituting in lieu thereof "$10,000,000".

                           (c)      The definition of "Final Maturity Date" in
Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

                                    "'Final Maturity Date' means the date which
                  is the earliest of (i) February 25, 2005, as such date may be extended pursuant to the terms of Section 2.12(a), (ii) the effective date of a plan of reorganization in the Chapter 11 Cases that has been confirmed by an order of the Bankruptcy Court, (iii) the day on which the Loan Parties incur any debtor-in-possession super-priority Indebtedness other than pursuant to this Agreement, and (iv) such earlier date on which all Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents."

                           (d)      The definition of "Permitted Indebtedness"
in Section 1.01 of the Financing Agreement is hereby amended by (i) redesignating clause (h) thereof as the new clause (j) and (ii) adding the following new clauses (h) and (i) to read as follows:

                                    "(h)     Indebtedness (excluding
                  Indebtedness for borrowed money) not to exceed $6,000,000 in the aggregate outstanding at any time incurred in connection with the maintenance of deposit accounts with, and the provision of cash management services by, commercial banks in the ordinary course of business;

                                    (i)      Indebtedness of any Loan Party in
                  connection with the financing of insurance premiums incurred in the ordinary course of business; and"

                           (e)      The definition of "Permitted Liens" in
Section 1.01 of the Financing Agreement is hereby amended by (i) deleting the word "and" at the end of clause (h) thereof, (ii) redesignating clause (i) thereof as the new clause (m), and (iii) adding the following new clauses (i),
(j), (k) and (l) to read as follows:

                                    "(i)     Liens in favor of Key Bank securing
                  Indebtedness permitted by clause (h) of the definition of "Permitted Indebtedness" in an aggregate amount not exceeding $2,000,000 at any time outstanding;

                                    (j)      Liens in favor of Key Bank on the
                  investments permitted under Section 8.02(e)(x), provided that such Liens are on investments in an aggregate amount not exceeding $1,000,000 at any time outstanding;

                                    (k)      Liens in favor of Key Bank securing
                  Indebtedness permitted by clause (h) of the definition of "Permitted Indebtedness" in an aggregate amount not exceeding $3,000,000 at any time outstanding;

                                    (l)      Liens on unearned insurance
                  premiums and returned insurance premiums securing the Indebtedness incurred in connection with the financing of insurance premiums permitted by clause (i) of the definition of "Permitted Indebtedness";

                                    (m)      Liens existing on the Filing Date
                  on the Vessels known as "David Z. Norton" and "Wolverine";
                  and"

                           (f)      The definition of "Permitted Priority Liens"
in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

                                    "'Permitted Priority Liens' means (i) in the
                  case of Liens that are senior to the Liens granted in favor of the Agents and the Lenders by the Bankruptcy Court Orders and this Agreement, all Permitted Liens other than the Liens permitted under clauses (b), (c), (k) and (n) of the definition of the term "Permitted Lien" and (ii) in the case of Liens that are pari passu with the Liens granted in favor of the Agents and the Lenders by the Bankruptcy Court Orders and this Agreement, the Lien permitted under clause (i) of the definition of the term "Permitted Liens"."

                           (g)      The definition of the term "Required
Lenders" in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

                                    "'Required Lenders' means, at any time,
                  Lenders whose aggregate Pro Rata Shares (calculated under clause (b) of the definition of "Pro Rata Shares") equal or exceed 66-2/3%."

                           (h)      Section 2.05(c)(iii) of the Financing
Agreement is hereby amended by adding the following sentence at the end of such
Section:

                                    "Notwithstanding anything to the contrary
                  set forth in this Section 2.05(c)(iii), to the extent required pursuant to paragraph 20 of the Final Bankruptcy Court Order, the Net Cash Proceeds from a Disposition shall be deposited in a collection account, which account and all amounts in such account shall be Collateral for the Obligations and subject to a perfected, first priority Lien in favor of the Administrative Agent for the benefit of the Agents and the Lenders, shall be under the full dominion and control of the Administrative Agent and shall be used by the Loan Parties and/or applied to the Obligations in accordance with the Final Bankruptcy Court Order.

                           (i)      Section 8.01(a)(vi) of the Financing
Agreement is hereby amended by deleting the period "4 Business Days" in the second line thereof and substituting "15 days" in lieu thereof.

                           (j)      Section 8.01(r) of the Financing Agreement
is hereby amended in its entirety to read as follows:

                                    "(r) Post-Closing Items. Cause the following
to occur:

                                            (i) (A) on or before the Final
                  Facility Effective Date (or such later date as agreed to in writing by the Administrative Agent) with respect to any deposit accounts of the Loan Parties located at Key Bank, establish a cash management system (including with respect to all cash management, control and lockbox agreements) in accordance with Section 9.01 herein, which cash management system shall be reasonably satisfactory in all respects to the Agents, and (B) on or before April 30, 2004 (or such later date as agreed to in writing by the Administrative Agent) with respect to deposit accounts of the Loan Parties located at any bank other than Key Bank, establish a cash management system (including with respect to all cash management, control and lockbox agreements) in accordance with Section 9.01 herein, which cash management system shall be reasonably satisfactory in all respects to the Agents.

                                            (ii) provided to the Agents on or
                  before the Final Facility Effective Date (or such later date as agreed to in writing by the Agents) (A) a first preferred ship mortgage for each Vessel, and (B) U.S. Coast Guard documentation, records and abstracts showing that the Vessels are free and clear of all Liens other than Permitted Liens as well as a current U.S. Coast Guard certification for each Vessel."

                           (k)      Section 8.02(e) of the Financing Agreement
is hereby amended by (i) deleting the word "and" at the end of clause (ix) thereof, (ii) redesignating clause (x) thereof as the new clause (xi), and (iii) adding the following new clause (x) to read as follows:

                                    "(x)     investments in an aggregate amount
                  not in excess of $1,000,000 maintained at Key Bank in connection with the deposit accounts maintained with, and the cash management services provided by, Key Bank, and"

                           (l)      Section 8.02(g) of the Financing Agreement
is hereby amended in its entirety to read as follows:

                                    "(g)     Capital Expenditures. For each
                  month set forth below, make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase made or Capitalized Lease entered into after the Filing Date) that would cause the aggregate amount of all such Capital Expenditures arising from purchases made or Capitalized Leases entered into by the Loan Parties and their Subsidiaries for the period from the Filing Date to the end of such month to exceed the amount set forth below corresponding to such month:

     Month                             Amount
-----------------------------------------------
March 2004                          $ 7,901,000
-----------------------------------------------
April 2004                          $10,798,000
-----------------------------------------------
May 2004                            $13,200,000
-----------------------------------------------
June 2004                           $14,741,000
-----------------------------------------------
July 2004                           $16,946,000
-----------------------------------------------
August 2004                         $18,131,000
-----------------------------------------------
September 2004                      $19,548,000
-----------------------------------------------
October 2004                        $20,657,000
-----------------------------------------------
November 2004                       $21,455,000
-----------------------------------------------
December 2004                       $21,715,000
-----------------------------------------------

, provided that, the Borrower shall negotiate with the Agents in good faith to determine the maximum level of Capital Expenditures for each fiscal calendar month of the Borrower from January, 2005 through May, 2005, which amounts shall be agreed to by the Borrower and the

Agents on or before November 30, 2004 and when so agreed shall be incorporated into this Agreement by an amendment that will not require the consent of any other Lender."

                           (m) A new Section 8.03 is hereby added to the
Financing Agreement to read as follows:

                                    "Section 8.03. Financial Covenants. So long
                  as any principal of or interest on any Loan, any reimbursement obligation with respect to any Letter of Credit or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                                               (a)      Consolidated EBITDA.
                  Permit aggregate Consolidated EBITDA of the Borrower and its Subsidiaries at the end of each month set forth below for the period from February 23, 2004 to the end of such month to be less than the applicable amount set forth below corresponding to such month:

     Month                      Amount
----------------------------------------
March 2004                  ($ 3,000,000)
----------------------------------------
April 2004                   $   500,000
----------------------------------------
May 2004                     $ 6,000,000
----------------------------------------
June 2004                    $12,000,000
----------------------------------------
July 2004                    $18,000,000
----------------------------------------
August 2004                  $23,000,000
----------------------------------------
September 2004               $29,000,000
----------------------------------------
October 2004                 $34,500,000
----------------------------------------
November 2004                $37,000,000
----------------------------------------
December 2004                $36,000,000
----------------------------------------

, provided that, the Borrower shall negotiate with the Agents in good faith to determine the minimum level of Consolidated EBITDA for each fiscal calendar month of the Borrower and its Subsidiaries from January, 2005 through May, 2005, which amounts shall be agreed to by the Borrower and the Agents on or before November 30, 2004 and when so agreed shall be incorporated into this Agreement by an amendment that will not require the consent of any other Lender.

                                               (b) Excess Availability. Permit
                  Excess Availability at any time during each month set forth below to be less than the applicable amount set forth below corresponding to such month:

    Month                   Amount
-----------------------------------
April 2004               $5,000,000
-----------------------------------
May 2004                 $  500,000
-----------------------------------
June 2004                $  500,000
-----------------------------------
July 2004                $2,500,000
-----------------------------------
August 2004              $2,500,000
-----------------------------------
September 2004           $5,000,000
-----------------------------------
October 2004             $7,500,000
-----------------------------------
November 2004            $7,500,000
-----------------------------------
December 2004            $7,500,000
-----------------------------------

, provided that, the Borrower shall negotiate with the Agents in good faith to determine the minimum level of Excess Availability for each fiscal calendar month of the Loan Parties from January, 2005 through May, 2005, which amounts shall be agreed to by the Borrower and the Agents on or before November 30, 2004 and when so agreed shall be incorporated into this Agreement by an amendment that will not require the consent of any other Lender; provided, however, that in no case shall Excess Availability be less than $500,000."

                           (n)      Section 8.02(r) of the Financing Agreement
is hereby deleted in its entirety and the following is substituted in lieu thereof.

                                    "(r)     Payments. Make any payment of
                  principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date, provided that such payments may be made: (i) to the holders of, or in respect of, wage, salary, commission, employee benefit and other employee compensation obligations (including expense reimbursements) which arose prior to the Filing Date; (ii) to landlords in connection with the assumption of unexpired leases under Section 365 of the Bankruptcy Code; (iii) to lessors and non-debtor parties to executory contracts in connection with the assumption of such Leases and contracts under Section 365 of the Bankruptcy Code; (iv) in respect of workers' compensation benefits and liability and property insurance policies of the Loan Parties; (v) in respect of payroll taxes, sales and use taxes, franchise taxes, and other taxes payable by the Loan Parties in the ordinary course of their businesses, garnishment payments or other trust fund disbursements in accordance with past practice of the Loan Parties; (vi) to the holders of Permitted Liens, the proceeds of the assets subject to such Permitted Liens in connection with the sale of such assets; (vii) in respect of claims of the vendors identified by the Loan Parties as being critical to the continued operation of the Loan Parties' business in an aggregate amount not to exceed $2,500,000, subject to approval of the Bankruptcy Court;
                  (viii) in respect of customer freight charges incurred in the ordinary course of business, in an aggregate amount not to exceed $2,700,000; (ix) in respect of ministerial services and other fees, costs, charges and expense of banks providing cash management services to the Loan Parties under their contractual arrangements; (x) in respect of claims related to the Loan Parties' customer programs (including warranty programs and other obligations related to resolving customer disputes and promotional programs) in the ordinary course of business and consistent with past practice of the Loan Parties; (xi) in respect of interest, fees and cost with respect to the Existing Credit Facility at the non-default contract rate pursuant to the Bankruptcy Court Orders, provided that, any modifications or amendments to the provisions of the Bankruptcy Court Orders granting adequate protection payments or liens in favor of the Existing Agents and Existing Lenders has been consented to by the Agents and the Required Lenders; and (xii) in respect of amounts payable under the Commitment Letter Note, in the case of each of clauses (i) through (xii) above, after prior written notice of such payment has been given by the Borrower to the Agents and subject to approval of the Bankruptcy Court."

                           (o)      Section 9.01(a) of the Financing Agreement
is hereby amended by deleting the words "On and after the date that is fifteen
(15) Business Days of the Interim Facility Effective Date" and substituting "On and after April 30, 2004 (or such later date as agreed to in writing by the Administrative Agent)" in lieu thereof.

                           (p)      Section 9.03(a)(iv) of the Financing
Agreement is hereby amended in its entirety to read as follows:

                                    "(iv) on Tuesday of each week as of the
                  Friday of the immediately preceding week (or the first Tuesday following any week that includes the last day of a calendar month) or at such more frequent intervals as any Agent may reasonably request from time to time, (i) a Notice of Borrowing with supporting collateral reports with respect to the Borrower including all additions (supported by invoice registers and/or debt memo registers) and reductions (supported by cash receipts journal and credit memo journal) with respect to Accounts of the Loan Parties and (ii) a Borrowing Base Certificate referred to in Section 8.01(a)(vi) in each case accompanied by such supporting detail and documentation as may be requested by any Agent;".

                           (q)      Section 10.01 of the Financing Agreement is
hereby amended by (i) deleting the word "or" at the end of clause (x) thereof,
(ii) redesignating clause (y) thereof as the new clause (z), and (iii) adding the following new clause (y) to read as follows:

                                    "(y) the Borrower and the Agents fail to
                  agree on the covenant levels for the fiscal calendar months of January, 2005 through May, 2005 in accordance with Sections 8.02(g), 8.03(a), or 8.03(b) hereof on or before November 30, 2004; or"

                           (r)      Schedules.

                                    (i)      The Financing Agreement is hereby
amended by amending Schedule 1.01(A) in its entirety to read as set forth in Exhibit A attached hereto. All references to "Schedule 1.01(A)" in the Financing Agreement shall mean such schedule as set forth in Exhibit A hereto.

                                    (ii)     The Financing Agreement is hereby
amended by amending Schedule 7.01(o) in its entirety to read as set forth in Exhibit B attached hereto. All references to "Schedule 7.01(o)" in the Financing Agreement shall mean such schedule as set forth in Exhibit B hereto.

                  3. Waiver and Consent. (a) Effective as of the Amendment Effective Date (as defined below), and in reliance upon the representations and warranties of the Borrower and the Guarantors set forth in the Financing Agreement, this Amendment and the other Loan Documents, and in accordance with
Section 13.02 of the Financing Agreement, the Agents and the Required Lenders hereby consent to, and waive any Event of Default that may otherwise arise under the Financing Agreement or any of the other Loan Documents resulting solely in connection with (i) the failure of the Borrower to deliver a Borrowing Base Certificate within four (4) Business Days after the last day of February 2004 and March 2004 as required by Section 8.01(a)(vi) of the Financing Agreement,
(ii) the failure of the Loan Parties to enter into an amendment to the Financing Agreement on or before the date that is within ten (10) Business Days of the Interim Facility Effective Date as required by Section 8.01(r)(i) of the Financing Agreement, (iii) the failure of the Loan Parties to establish a cash management system satisfactory to the Agents as required by Section 8.01(r)(ii) of the Financing Agreement on or before the date that is within fifteen (15) Business Days of the Interim Facility Effective Date, provided that such cash management system is established (A) with respect to Key Bank, on or before the Final Facility Effective Date and (B) with respect to any other bank, on or before April 30, 2004, and (iv) the failure of the Borrower to provide to Administrative Agent, a Notice of Borrowing and Borrowing Base Certificate during February 2004 on Tuesday of each week as of the Friday of the immediately preceding week as required by Section 9.03(a)(iv) of this Agreement.

                           (b)      This waiver and consent (i) shall become
effective as of the Amendment Effective Date, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

                  4. Representations and Warranties. Each of the Borrower and the Guarantors hereby jointly and severally represents and warrants to the Agents and the Lenders as follows:

                           (a)      Subject to the terms of the Bankruptcy Court
Orders, each of the Loan Parties has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

                           (b)      The execution, delivery and performance of
this Amendment by each of the Loan Parties, and the performance by each of the Loan Parties of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties (other than conflicts breaches and defaults, the enforcement of which will be stayed by virtue of the filing of the Chapter 11 Cases) or any order or decree of any Court or Governmental Authority (including, without limitation, any order entered in the Chapter 11 Cases), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its material properties, and
(iv) do not and will not result in any material default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

                           (c)      Except for the entry of the Bankruptcy Court
Orders, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or the performance by any Loan Party of the Financing Agreement, as amended hereby.

                           (d)      Subject to the entry of, and the terms of
the Bankruptcy Court Orders, this Amendment and the Financing Agreement, as amended hereby, constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Persons in accordance with their terms.

                  5. Conditions to Effectiveness. This Amendment shall become effective as of April __, 2004 (the "Amendment Effective Date"), only upon the satisfaction in full of the following conditions precedent:

                           (a)      The Agents shall have received counterparts
of this Amendment that bear the signatures of the Borrower, each Guarantor, the Agents and the Lenders.

                           (b)      The representations and warranties contained
in this Amendment and, after giving effect to Paragraph 3 hereof, in Article VII of the Financing Agreement and each other Loan Document shall be correct on and as of the date hereof as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

                           (c)      After giving effect to Paragraph 3 hereof,
no Default or Event of Default shall have occurred and be continuing on the date hereof or result from the Amendment becoming effective in accordance with its terms.

                  6. Continued Effectiveness of the Financing Agreement and Loan Documents. Each of Loan Parties hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to the "Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any collateral as security for the obligations of any Loan Party from time to time existing in respect of the Financing Agreement (as amended hereby) and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement or any other Loan Document in similar or different circumstances.

                  7.       Miscellaneous.

                           (a)      This Amendment may be executed in any number
of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

                           (b)      Section and paragraph headings herein are
included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                           (c)      THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS GOVERNED BY THE BANKRUPTCY CODE AND EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT.

                           (d)      The Borrowers will pay on demand all
reasonable fees, costs and expenses of the Agents and the Lenders executing this Amendment in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing

Agreement, including, without limitation, reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Collateral Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           BORROWER:

                           OGLEBAY NORTON COMPANY

                           By: /s/ Julie A. Boland
                               --------------------------------
                               Name: Julie A. Boland
                               Title: Vice President and Chief Financial Officer

                             GUARANTORS:

                             ERIE NAVIGATION COMPANY
                             ERIE SAND AND GRAVEL COMPANY
                             ERIE SAND STEAMSHIP CO.
                             GLOBAL STONE CHEMSTONE CORPORATION
                             GLOBAL STONE CORPORATION
                             GLOBAL STONE FILLER PRODUCTS, INC.
                             GLOBAL STONE JAMES RIVER, INC.
                             GLOBAL STONE MANAGEMENT COMPANY
                             GLOBAL STONE PENROC LP
                             GLOBAL STONE PORTAGE, LLC
                             GLOBAL STONE ST. CLAIR INC.
                             GLOBAL STONE TENN LUTTRELL COMPANY
                             GS LIME COMPANY
                             GS PC INC.
                             MICHIGAN LIMESTONE OPERATIONS, INC.
                             MOUNTFORT TERMINAL, LTD.
                             OGLEBAY NORTON ENGINEERED MATERIALS, INC.
                             OGLEBAY NORTON INDUSTRIAL SANDS, INC.
                             OGLEBAY NORTON MANAGEMENT COMPANY
                             OGLEBAY NORTON MARINE MANAGEMENT
                                  COMPANY, L.L.C.
                             OGLEBAY NORTON MARINE SERVICES
                             COMPANY, L.L.C.
                             OGLEBAY NORTON MINERALS, INC.
                             OGLEBAY NORTON SPECIALTY MINERALS, INC.
                             OGLEBAY NORTON TERMINALS, INC.
                             ON COAST PETROLEUM COMPANY
                             ON MARINE SERVICES COMPANY
                             ONCO INVESTMENT COMPANY
                             ONCO WVA, INC.
                             ONMS MANAGEMENT COMPANY, LLC
                             ONTEX, INC.
                             SAGINAW MINING COMPANY
                             TEXAS MINING, LP

                             By:  /s/ Julie A. Boland
                                 _______________________________________________
                                 Name: Julie A. Boland
                                 Title: Vice President and Treasurer

                             COLLATERAL AGENT:

                             SILVER POINT FINANCE, LLC

                             By:            /s/ Jeffrey A. Gelfard
                                 _______________________________________________
                                 Name: Jeffrey A. Gelfard
                                 Title: Chief Financial Officer

                             ADMINISTRATIVE AGENT AND LENDER:

                             GENERAL ELECTRIC CAPITAL CORPORATION

                             By:            /s/ James R. Persico
                                 _______________________________________________
                                 Name: James R. Persico
                                 Title: Duly Authorized Signatory

                             LENDER:

                             SEA PINES FUNDING LLC

                             By:            /s/ Ann E. Morris
                                 _______________________________________________
                                 Name: Ann E. Morris
                                 Title: Asst. Vice President